EXHIBIT 10.7
PARCEL II

EXCEPTION 2(A)
C
(Illegible)

CONTRACT OF LEASE	UNITED STATES OF AMERICA

By: COHN REALTY CO., INC.	STATE OF LOUISIANA

In Favour of: PAHL M. DUE’,	PARISH OF EAST BATON ROUGE
RICHARD J. DODSON, JOHN W.
deGRAVELLES, CHESTER J.
CASKEY & DAVID W. ROBINSON	CITY OF BATON ROUGE
     BE IT KNOWN, that on the date shown below
     BEFORE ME, the undersigned Notaries Public, duly commissioned and qualified in and for their respective parishes, State of Louisiana, therein residing and in the presence of the undersigned competent witnesses:
     PERSONALLY CAME AND APPEARED:
     COHN REALTY CO., INC., a/Louisiana corporation domiciled in the Parish of East Baton Rouge, herein represented by its duly authorized and empowered President, Dr. Isidore cohn, Jr., hereunto duly authorized by a resolution adopted by the Board of Directors of the said Cohn Realty co., Inc., held at its office in the city of Baton Rouge, Louisiana, on the 26th day of April, 1982, a certified copy of which is attached hereto and made a part hereof, (hereinafter called “LESSOR”) and
     PAUL H. DUE’, RICHARD J. DODSON, JOHN W. deGRAVELLES, DAVID W. ROBINSON and CHESTER JOHN CASKEY, all residents of lawful age of Baton Rouge, East Baton Rouge Parish, Louisiana, whose permanent mailing address is one Maritime Plaza, (hereinafter called “LESSER”).
     And said appearers declared that they have entered into and do hereby enter into a contract of lease in words and figures subject to the following terms and conditions, to-wit:
     1. DESCRIPTION OF LEASED PREMISES. Lessor covenants that for and in consideration of the rents hereinafter stipulated to be paid by Lessee, Lessor has Leased, let and demised, and does by these presents Lease, let and demise to Lessee, its successors and assigns, the following described property located in the Parish of East Baton Rouge, Louisiana, to-wit:

That certain square of ground with all improvements thereon measuring approximately one hundred twenty eight feet (128’) by one hundred ninety two feet (192’) located on the northeast corner of Europe Street and St. James Street, measuring 128 feet on Europe Street by a depth of 192 feet between parallel lines along St. James Street and being identified as LOTS NUMBER THREE (3), FOUR(4) and FIVE(5), SQUARE TEN (10), BEAUREGARD TOWN, Parish of East Baton Rouge.
     2. PEACEFUL POSSESSION. Lessor warrants and covenants that it is the sole owner in the simple of the hereinabove described property, that it has full right and authority to make this lease of the hereinabove described property and every part and parcel thereof and that the said property is unencumbered by any mortgage or lien or whatsoever nature which will prejudice these presents, except such zoning restrictions as may be provided by law and this lease shall be subject to such restrictions. Lessor further covenants that, if Lessee should fully observe and perform all of the covenants, conditions and stipulations of this lease to be by it observed and performed, Lessee will be maintained by Lessor in the peaceful and undisturbed possession and enjoyment of the leased premises during the term hereof as is or may be required by Law.
     3. DELIVERY OF POSSESSION. Lessor covenants that it will deliver possession of the leased premises to Lessee on the commencement date of this lease.
     4. TERM. The primary term of this lease shall be seventeen (17) years, beginning on the first day of August, 1983.
     5. RENTALS.
     (a) Leases shall, during the first five (5) years of the primary term of this lease, pay to the Lessor at ROSENTHAL & ASSOCIATES, 751 Court Street (P.O. Box 718), Port Allen, Louisiana 70767, or at such other place as Lessor may, from time to time, in writing designate, a basic annual rental of NINETY TWO THOUSAND FOUR HUNDRED EIGHT AND NO/100 ($92,408.00) DOLLARS payable in equal monthly installments of SEVEN THOUSAND SEVEN HUNDRED AND 67/100 ($7,700.67) DOLLARS on the first day of each month during the course of the year, for each of said first five (5) years.

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     (b) There shall be a reevaluation and increase of the basic annual rent on August 1, of each 5th year following commencement date of this Lease. The first reevaluation and increase of the basic annual rental shall be five years after the commencement of this lease or on May 1 1987 and thereafter a reevaluation and increase shall be on May 1 of each fifth year thereafter, all as illustrated on Exhibit C attached hereto. This reevaluation and increase shall be based on the consumer Price Index (“CPI”), which is the average of “all items” shown on the “U.S. City average for urban wage earners and clerical workers (including single workers) all items, groups, sub-groups and special groups of items” as promulgated by the Bureau of the Labor Statistics of the United States Department of Labor. If the CPI on the commencement date of this Lease is less than the CPI on the first day of each fifth calendar year during the term or extension hereof, then Lessee shall pay Lessor, in addition to the basic annual rent, 25% of the basic annual rent multiplied by the percentage of increase by which the CPI at the beginning of each fifth calendar year exceeds the CPI on the commencement date of the preceding five year period. Until the CPI is available for the beginning of any five year period, Lessee shall in good faith estimate the CPI and pay rental based on that estimate until the CPI is available, at which time the rental for the remainder of that five year period shall be permanently adjusted and any differences in amounts paid based on the estimated CPI shall be promptly paid by Leases or refunded by Lessor. No change in the CPI shall reduce the annual rent below the basic annual rent for the preceding five year period. In the event that the Bureau of Labor Statistics shall change the base period (now 1967) and commence a new series of index number after this lease commences, then the new index numbers may be used provided the index number for the month prior to the commencement date of this lease is adjusted to reflect its true relationship with the index numbers under the new base period. For example, if the Bureau of Labor Statistics would have determined to change the base year and commence a new series of index numbers starting at 100 when the consumer price index under the 1967 base year reach 300, then the true

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relationship between the old index numbers and the new index numbers would be that the old series must be divided by three (3) in order to be used in the same computation with the new index numbers.
     In the event that the CPI (or successor or substitute index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the CPI shall be used in lieu of such CPI. Attached hereto as Exhibit A is an example of how the above calculations are to be made; this example is provided as an illustration of methodology only.
     (c) On August 1 of the thirtieth year following the commencement date of this lease, the rental payable hereunder shall be totally revised on the basis of an appraisal. The subject property shall be appraised as warehouse space in its unimproved state (as if Lessee had made no improvements). In other words, the appraisal shall reflect the characteristics, amenities and features of the property as of the date of this agreement, and be revised to reflect the market conditions for use as warehouse space at the time of the appraisal contemplated herein thirty years hence.
     The revised rents for this lease shall be fixed at seventy (70%) percent of the appraised rental value of the warehouse space of the building. In order to establish this figure, each party hereto shall appoint a qualified appraiser of real estate to appraise such space. In the event that the appraisers fail to reach a mutually agreed upon amount, the two appraisers shall select a third qualified appraiser, the appraisal of whom shall be final. If no third appraiser can be agreed upon within thirty (30) days, then the appraised warehouse rental value shall be determined by a Court of competent jurisdiction and the new rent shall be seventy (70%) percent thereof. Attached hereto as Exhibit B is an example of how the above calculations are to be made; this example is provided as an illustration of methodology only.
     In the event that seventy (70%) percent of the appraised rental value is less than the rental computed in accordance with sub-paragraph (b) above, the rental as determined by sub-paragraph (b) shall apply.

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     (d) The rental amount established under sub-paragraph (c) above shall be adjusted every five (5) years according to the provisions of sub-paragraph (b) above.
     6. OPTIONS TO RENEW. Lessee shall have the right and option of renewing and extending this lease for an initial extension of three (3) years and then eight (8) additional periods of ten (10) years each, on the same terms and conditions as are set forth hereinbelow in this Paragraph 6. Such options shall be automatically exercised unless Lessee gives written notice to Lessor of its intention not to exercise same on or before ninety (90) days prior to the end of the primary term or the term of the then effective extension or renewal period, whichever is applicable.
     The basic annual and the additional rentals for each five (5) year period during said extension or renewal periods shall be computed under the same formula as the basic annual and the additional rentals for the second five (5) years of the primary term, adjusted every five (5) years using the index at the beginning and end of each five (5) year period.
     Attached as Exhibit “C” is an example of the applicable rentals for the seventeen (17) year primary term, the initial three (3) year extension, and the eight (8) additional periods of ten (10) years each.
     7. INTEREST ON RENT. Any installment of rent which shall not be paid when due shall bear interest at the rate of eight (8%) per cent per annum from due date when such payment should have been paid.
     8. LESSEE TO PAY AD VALORAM TAXES. As part of the consideration for this lease and in addition to the rents and other payments herein provided, Lessee shall, before they become delinquent, pay all lawful ad valoram taxes, assessments, forced contributions, and other governmental charges in the nature thereof, general and special, ordinary and extraordinary, of every nature and kind whatsoever, which may be levied, assessed or imposed upon the leased premises or any building or other improvements hereafter erected on the leased premises, but not further or otherwise, it being the intent hereof that Lessee is obligated to pay only such taxes, levies and assessments as may be directly

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levied, assessed or imposed upon or against said leased premises and any building hereafter erected or other improvements hereafter made on the leased premises; provided, that such taxes for the first year of this lease and for the last year of the lease or extension or renewal, as the case may be, shall be prorated between Lessor and Lessee based on their respective periods of occupancy. Nothing in this lease contained shall require Lessee to pay any franchise tax, gift tax, estate tax, inheritance tax or other death tax or capital levy or transfer tax levied or assessed against Lessor on any income, excess profits, or revenue tax or any other tax assessment, charge or levy of Lessor upon the rents payable by Lessee under this lease, and if Lessee is required by law to pay any of the same, Lessor shall reimburse Lessee with interest at the rate of eight (8%) per cent per annum, or any sum so paid may be deducted from the rents due hereunder.
     9. PRIORITY OF LEASE AND RIGHT OF FIRST REFUSAL. Lessor covenants that in case Lessor shall at any time hereafter alienate or encumber the leased premises or any part or parcel thereof, such sale or encumbrance shall be made expressly subject and subordinate to the provisions of this lease and to the rights of Lessee hereunder. If at any time during the primary term of this lease or renewal period, and provided Lessee is not in default of this lease, Lessor shall, before it sells all or any portion of the property, give Lessee in writing the option to purchase the property or portion thereof on the same terms and conditions. Such option must be exercised by Lessee by notice in writing within forty-five (45) days and the closing must take place within thirty (30) days after the date of such notice. If Lessee fails to exercise such option or to close the sale timely, Lessor shall be free to sell the property on those same terms and conditions, but subject to this lease.
     10. HOLD HARMLESS. Lessee will at all times during the term of this lease save harmless Lessor and the leased premises and the improvements thereon from all taxes, assessments, forced contributions and charges provided in paragraph 8 hereinabove to be paid by Lessee, and from all liens and penalties in conjunction therewith, and from all

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public requirements with respect to the construction, reconstruction, maintenance or repair of streets and sidewalks adjacent to the leased premises; and upon written application of Lessor, Lessee shall furnish to Lessor for inspection and such other use as may be proper for the protection of Lessor’s interest in the leased premises, written evidence that any and all of the taxes, assessments, forced contributions and charges hereinabove set forth in Paragraph 8 hereof to be paid by Lessee have been duly satisfied and paid, or otherwise discharged.
     Nothing herein contained, however, shall be construed as preventing or interfering with the contestation by Lessee, at its own expense, of any tax, assessment, forced contribution, charge, lien or claim or any kind in respect to the leased premises or any building or other improvement, now or hereafter situated thereon, which may be considered by Lessee to be unlawful or excessive, and for that purpose Lessee may sue or defend, in its own name or in the name of Lessor, as the case may require, but the Lessee shall, if the Lessor in writing requires the same, furnish reasonable security for the payment of all liability, costs, and expenses at the end of the litigation, and Lessee, so long as the matter shall remain undetermined by final judgment, shall not be considered in default hereunder for the nonpayment thereof; provided, however, that Lessee may not, under the provisions of this Paragraph permit the leased premises or any building or other improvement now or hereafter situated thereon to be sold or forfeited, and any sale or forfeiture shall be deemed to be a default hereunder.
     11. LESSEE TO COMPLY WITH LAW. During the term hereof Lessee shall conform to and observe all laws, ordinances, rules and regulations of the United States of America, State of Louisiana and the Parish of East Baton Rouge, and all public authorities, boards or offices relating to the leased premises or the improvements upon same, or the use thereof, and will not during said term permit the same to be used for any illegal or immoral purpose, business or occupation; provided that nothing herein contained shall be construed as preventing or interfering with the contestation by Lessee, at its own expenses, of any such law or ordinance, and for that purpose Lessee may sue or

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defend, in its own name or in the name of Lessor, as the case may require, but Lessee shall, if Lessor in writing requires same, furnish to Lessor reasonable security for the payment of all liability, costs and expense at the end of the litigation, and Lessee, so long as the matter shall remain undetermined by final judgment, shall not be considered in default in the nonobservance thereof.
     12. OBLIGATION OF LESSEE TO DEVELOP LEASED PREMISES. Lessee hereby agrees that it will go forward with the renovation and development of the property herein leased for commercial office, retail store, restaurant purposes or for any other lawful purpose as soon as practical and Lessee further agrees that upon undertaking the construction of any renovation and development work, and upon completion of same that it will be free of machanics’, contractors’, subcontractors’, material-mans’, laborers’ and other liens or the possibility thereof, Lessee further agrees not to commence construction of any development on said property until such time as Lessee shall have furnished to Lessor certificates of Owners, Landlords and Tenants and Construction Liability insurance, with minimum policy limits of $500,000 per occurrence, naming Lessor as an additional insured party at interest. All such certificates shall contain a provision whereby the Lessor shall be entitled to ten (10) days notice of cancellation. Lessor shall have the right to review and approve all plans and specifications prior to the commencement of any such work. Upon submission by Lessee of plans and specifications, Lessor shall have twenty (20) days to notify Lessee of any objection. After the twenty (20) days period has elapsed and Lessee has not been notified in writing of any specific objection, Lessee may unequivocally assume that Lessor has approved the plans and specifications. Lessor’s approval shall not be unreasonably withheld.
     13. LESSEE TO MAINTAIN INSURANCE. Lessee covenants and agrees that Lessee will, throughout the term of this Lease, at Lessee’s cost and expense, maintain the Owners’, landlords and Tenants insurance described in Paragraph 12, and will keep all buildings and improvements on the leased premises insured in good and solvent insurance companies, legally authorized to transact business in the State of Louisiana,

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against damage or destruction by fire, or other hazards covered by normal extended insurance coverage, subject to the usual and customary exclusion and limitation, in an amount equal to 80%, or the maximum obtainable, of the insurable value of said building and improvements, with the addition of a replacement cost endorsement. However, if insurance coverage is not available in the amount set forth hereinabove, then Lessee covenants and agrees that it will at all times, at its cost and expense, keep all buildings and improvements on the leased premises insured in the maximum amount obtainable. Lessee covenants and agrees that it will not do or omit to do anything which would vitiate the insurance hereinabove in this paragraph provided for, or which would prevent the obtaining thereof. Lessee will carry its policies of insurance with Lessor also named as an insured and will furnish Lessor with certificates of insurance upon request for same. All such certificates shall contain a provision whereby the Lessor shall be entitled to ten days notice of cancellation.
     Lessor and Lessee agree that in the event of any loss or damage to the building on the leased premises, or of the contents, improvements, fixtures or equipment of Lessee located therein, by fire or any other perils which lessor and Lessee have insured against or have obligated themselves under this lease to insure against, regardless of the cause thereof, and whether or not the same be caused by carelessness or negligence of Lessor or Lessee, their respective servants, employees, agents, invitees, visitors or licenses. Neither Lessor, Lessee nor their respective insurance carrier shall have any right of subrogation over or against the other, their servants, employees, agents, invitees, visitors or licensees, for any such damage or loss so sustained. Neither Lessor nor Lessee shall be under obligation to pay any amount to the other, its successors or assigns, or to pay any amount to the insurance company isssuing the policy of insurance for the amount of the insurance or damages even though the loss or damage is caused by the neglience of the other, its agents, servants, invitees, employees, visitors or licensees. Lessor and Lessee shall each cause its respective insurance carrier or carriers to waive rights of subrogation

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in conformity with the terms of this lease and shall promptly furnish each other with proper endorsements or appropriate evidence with respect thereto.
     14. LESSEE TO COMPLY WITH LAWS, ORDINANCES, ETC., IN DEMOLITION OR CONSTRUCTION WORK. In the demolition, excavating for, and construction of any building or buildings or (Illegible) premises covered by this leasse, and in the removing, rebuilding, repairs, altering, addition to or extending any party walls and foundations, Lessee will conform to and observe all laws, applicable thereto, and will further protect all buildings on adjacent premises to the extent required by laws, ordinances, building codes, rules and regulations, and at all times will keep Lessor and the premises hereby leased indemnified against and discharged of any charge or liability in favor of the owners of such adjacent premises arising out of such operations by Lessee, and will pay and discharge all liability and damages occasioned to any person or persons resulting from such demolition, excavation or construction or from such removing, rebuilding, repairing, altering, addition or extending any such party walls foundations.
     15. LESSEE TO HOLD LESSOR HARMLESS AGAINST LIENS, JUDGMENT OR ENCUMBRANCES. Lessee will indemnify and hold harmless Lessor from and against the payment of all loss, damages, legal costs and charges, inclusive of counsel fees, by Lessor lawfully and reasonably incurred or expanded in or about the prosecution or defense of any suit or other proceeding in the discharging of the leased premises, or any party thereof, from any lien, judgment or encumbrance created, or permitted to be created, by Lessee upon, or against the same or against Lessee’s leasehold estate (except mortgage liens placed on such leasehold estate by Lessee), and also any costs and charges, inclusive of counsel fees, incurred on account of proceedings by Lessor in obtaining possession of the premises covered by this lease after the termination of the lease by forfeiture or otherwise.
     16. LESSEE TO KEEP BUILDING IN REPAIR. Lessee shall at all times during the term of this lease, and at its own expense, keep all buildings and improvements situated on the premises covered by this

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lease, except for the structural components of the roof and the exterior walls, in good order, condition and repair, ordinary wear and tear excepted, and shall at all times save and keep Lessor free and harmless from any and all damages or liability, occasioned by any act or neglect of Lessee, or any agent or employee of Lessee or any tenant or person holding under Lessee, and shall indemnify and save harmless Lessor against and from any loss, costs, damage and expenses arising out of or in connection with the erection of any building or improvement upon said premises, or out of any accident or injury to any person or damage to property, whomsoever and whatever, due directly or indirectly to the use of said premises, or any part thereof, by Lessee, or any other person or persons holding under Lessee, unless such accident, injury or damage results from the active negligence or willful act of Lessor. For purposes of clarification, attached as Exhibits are examples of the type of roof and exterior wall maintenance required by Lessee and Lessor.
     17. LESSOR MAY PAY TAXES, INSURANCE PREMIUMS, ETC., FOR LESSEE’S ACCOUNT. In case of any default on the part of Lessee in the payment of any taxes, assessments, forced contribution, public charges or premiums on insurance, or the payment of any amount herein provided to be paid (other than amounts payable as rents) or in procuring insurance as herein provided, Lessor may, on behalf of Lessee, make any such payment or payments, or procure any such insurance, and Lessee covenants thereupon to reimburse and pay Lessor any amount reasonably so paid and expended (with interest thereon at the rate of eight (8%) percent per annum from the date of the payment so made until paid by Lessee) on the date on which the next installment of rent shall be payable. Any demand for rent or other payment made on Lessee, after the same shall have become due and payable, shall have the same force and effect as though made at the time of its becoming due and payable.
     18. SALE, ASSIGNMENT OR SUBLEASE OF LEASE. So long as Lessee shall not be in default of any of its obligations under this lease agreement, it shall have the full right to sell or assign this lease to any other person, firm or corporation capable of accepting such sale or

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assignment. No sale or assignment shall be made of less than the whole of the lease for the whole unexpired term thereof. The right to sell or assign this lease conveyed herein and the right to sublease the whole of the leased premises is conditioned upon first obtaining approval in writing to such sale, assignment or sublease from Lessor, provided, however, that Lessor may not arbitrarily refuses to approve and accept a bona fide purchaser, assignee or sublessee of good character and sound financial standing. Lessee notwithstanding such sale or assignment, shall remain liable for the payment of the monthly rents and other charges stipulated by this lease for the remainder of the primary term or renewal and the performance and observance of all of the covenants, conditions, and stipulations herein give expressed, and contained on the part and behalf of Lessee to be performed and observed. Any purchaser or assignee of Lessee may, subject to the provisions hereof and upon the same terms and conditions, sell or assign the leasehold, and like subsequent sales or assignments may be made form time to time by any one at any time holding the leasehold.
     Lessee shall have the right to sublease from time to time and at any time any part of the premises covered by this lease, provided it is less than the whole of the leased premises and/or any part of the buildings or other improvements thereon to any person, firm or corporation capable of taking such sublease upon such terms, stipulations, and conditions as Lessee may determine. The right of Lessee to sublease a part of the leased premises and/or buildings located thereon is not conditioned on the prior consent or permission of Lessor.
     Any such sale, assignment or sub-lease shall be made subject to all of the provisions contained in this lease.
     19. LESSOR TO JOIN IN APPLICATIONS FOR PERMITS, LICENSES, ETC. Lessor agrees that within ten (10) days after the receipt of written request from Lessee it will join in any and applications for permits, licenses, zoning classification changes, designation of the property as an historical site, or other authorizations required by any governmental or other body claiming jurisdiction in connection with any work or repair and/or alterations and changes or erection which Lessee

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may do hereunder, and will also join in such applications for electric, telephone, gas, water, sever and other public utilities and facilities as may be reasonably necessary in the operation of the premises covered by this lease or of the buildings and improvements that may erected thereon.
     20. LESSEE ENTITLED TO SALVAGE. All material and salvage resulting from any repair, alteration or change shall become and be the property of Lessee without payment or any compensation therefor to Lessor.
     21. RIGHTS OF LESSEE NOT LIMITED BY ENUMERATION. The foregoing and succeeding enumeration of rights of Lessee is not intended in anyway to limit or restrict the rights of Lessee to those listed or enumerated in this lease agreement, but to the contrary it is expressely recognized that Lessee shall have all of the rights and privileges granted to it in any part of this lease or to which it would otherwise be entitled by law if not herein specifically denied.
     22. RIGHT OF LESSEE TO MORTAGE LEASEHOLD. Lessee may at any time and from time to time as it may see fit, subject always to the terms and conditions of this lease, in any legal manner, mortgage or otherwise hypothecate its leasehold estate and/or its interest or rights hereunder or any part thereof for a period not extending beyond the term of this lease plus any renewals thereof. Lessee will deliver the leased premises to the Lessor free and clear of all mortgages and encumbrances at the end of the terms of this lease.
     23. EFFECT OF WAIVER OF BREACH. No waiver of any condition or covenant in this instrument contained, or of any breach thereof, shall be taken to constitute a waiver of any subsequent breach. No payment by Lessor, in case of default on the part of Lessee in that respect, of any taxes, assessments, public charges, or premiums of insurance of the payment of any amount herein provided to be paid, other than rents, or in the procuring of insurance as hereinabove provided, shall constitute or be construed as a waiver or condonance by Lessor of the default of Lessee in that respect.

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     24. LEASE NOT AFFECTED BY DAMAGE OR DESTRUCTION OF BUILDING. Except as provided below, no damage to or destruction of any buildings or building hereafter located on the premises covered by this lease by natural disaster, fire or other casualty shall be taken to entitle Leasee to surrender possession of the premises covered by this lease, or to terminate this lease, or to have an abatement or any part of the rents, the laws of the State of Louisiana to the contrary notwithstanding; and neither party hereto shall be released, by reason of the damages or destruction of any such building or buildings on the premises covered by this lease, from the obligations created or imposed by virtue of this lease.
     However, if the buildings on the leased premises are totally destroyed by a natural disaster or by fire, casualty, or any other cause during the last twelve (12) years of the primary term or the last five (5) years of any renewal term to such an extent that at least seventy (70%) percent of the normally usable floor space is not usable, then Leasee may terminate this lease in lieu of rebuilding the leased premises provided that all mortgages and other encumbrances on the leasehold interest are paid in full, and further provided that the leased premises are leveled and cleared of all debris by Lessee. Should Lessee terminate this lease as permitted by the preceding sentences, all outstanding encumbrances created by Lessee shall be first paid out of any insurance available to cover the loss, and the balance, if any, of the available insurance shall then be divided between Lessor and Lessee in the following manner; Lessor shall receive a portion equal to present value of the income stream of the unexpired term of the lease. Lessee shall receive the balance of the insurance proceeds.
     25. SERVICES OF NOTICES. All notices, demands and requests which may or are required to be given by either Party to the other shall be in writing. All notices, demands and requests by Lessor to Lessee shall be deemed to have been properly give if served personally on Lessee or if sent by United States certified mail, postage prepaid, addressed to Lessee at One Maritime Plane, Baton Rouge, LA 70802, or

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at such other place as Leasee may from time to time designate hereafter in a written notice to Lessor. All notices, demands, and requests by Lessee to Lessor shall be deemed to have been properly given, if served personally on an officer of Lessor or if sent by United States certified mail, postage prepaid, addressed to Lessor c/o Rosenthal & Associates, 751 Court Street (P. O. Box 718), Port Allen, LA 70767, or at such other place as Lessor may from time to time hereafter designate in a written notice to Lessee.
     26. EXPROPRIATION OF LEASED PREMISES. In case any part of the premises covered by this lease less than the whole shall be taken under the power of eminent domain, this lessee shall not be terminated, but from and after the date on which Lessee shall have been so deprived of the possession of any part of the premises covered by this lease, the rent thereafter payable under the provisions of this lease shall be reduced in the proportion which the value of the land and improvements so taken bears to the value of the land and improvements subject to this lease.
     In the event that Lessor and Lessee cannot agree upon the amount of such reduction, it shall be fixed by arbitration or by a Court of competent jurisdiction.
     In the event of disagreement, Lessee shall, until the amount of the reduction has been so fixed by arbitration, continue to pay the full amount of rent which would be due under the provisions of this lease in the absence of any taking under the power of eminent domain less an undisputed reduction, subject to retroactive adjustment of such rent back to the date on which Lessee shall have been so deprived of possession to conform to the decision of the arbitrators, and Lessor shall promptly, after the rendition of such decision, refund to Lessee the amount of reduction in rent as determined in such decision of the arbitrators.
     In case the whole of the premises covered by this lease shall be taken under the power of eminent domain, or as a result of a taking of a portion of the property, it renders the property unsuitable for its intended purpose, then Lessee has the option to terminate the lease

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effective as of the date of the expropriation. If Lessor and Leasee cannot agree whether the property has been rendered “unsuitable for its intended purpose” a determination thereof shall be made by a Court of competent jurisdiction.
     In the event of any taking under the power of eminent domain, Lessor shall be entitled to receive the portion of the award attributable to the present value of the income stream of the unexpired term of the lease of which Lessor has been deprived by said action of eminent domain, Lessee shall be entitled to recover the portion of the award representing its leasehold rights and the fair market value of leasehold improvements. If there is any portion of the award left after payment to the Lessor and Lessee as above mentioned it shall be paid to Lessor.
     If at the time Lessee is entitled to receive any such award, Lessee shall be in default in the observance or performance of any of the covenants in this lease contained, there shall be deducted from the award otherwise payable to Lessee and added to the award to be received by Lessor such amount as may be required to satisfy and cure such default. It is further understood between the parties hereto that should Lessee elect to terminate this lease pursuant to the provisions of this paragraph, then in that event all outstanding Lessee encumbrances shall be first paid out of any expropriation award for the leasehold interest.
     27. DEFAULT CLAUSE. (1) In case default be made by Lessee at any time in the due payment of any installment of rent or in the due payment or any other sum payable by Lessee to Lessor under the provisions hereof, and such default shall continue for a period of thirty (30) days after written demand by Lessor, or (2) if default shall be made by Lessee in the due observance and performance of any other covenant, condition, or stipulation herein agreed by Lessee to be by it observed or performed, and such default shall continue for a period of thirty (30) days from date of written notice by Lessor to Lessee detailing the particulars of such default and requiring it to make good any such last mentioned default, then and in any such event described

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in (1) or (2) hereinabove, Lessor at any time thereafter shall have the full right, at its election to enter in, into and upon the premises covered by this lease and take possession of the same together with all buildings and improvements thereon, and from time of such entry, this lease shall become void and of no effect and Lessor may enter upon, take possession, hold and retain the said premises and all buildings and improvements thereto as of its first or former estate, and this lease shall be forfeited to Lessor, and Lessor may bring suit for and collect all the rents, taxes, assessments, charges, liens, penalties and damages including damages to Lessor by reason of such breach or default on the part of Lessee which shall have accrued up to the time of such entry, and Lessor may, if it elects so to do, bring suit to collect all such rents, taxes, assessments, charges liens, penalties and damages in the event of any default as aforesaid without voiding this lease; provided, however, that any mortgagee of any leasehold interest under this lease, who Lessor has agreed to notify in case of default, may avoid forfeiture of this lease as herein provided by satisfying an curing, within a period of thirty (30) or ninety (90) days, as the case may be, after written demand upon it by Lessor, the default consequent whereon such right of forfeiture shall accrue. All things so done and performed by such a mortgagee to cure a default by Lessee shall be effective to prevent a forfeiture of the rights of Lessee under this lease as the same would have been if done and performed by Lessee instead of a mortgagee.
     If Lessor considers that Lessee has failed to comply with one or more of its obligations hereunder, either expressed or implied, and whether the alleged breach be either active or passive, and Lessor undertakes to give Lessee written notice of default as provided for herein, Lessor shall in said written notice set out specifically in what respects Lessor claims Lessee has breached this lease. If within thirty (30) days, as the case may be, after receipt of such notice Lessee shall meet or commence to meet the breaches alleged by Lessor, Lessee shall not be deemed in default hereunder. The service of written notice with itemized and particularised allegations of breach,

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and the lapse of thirty (30) days, as the case may be, without Lessee’s meeting or commencing to meet the alleged breaches shall be a condition precedent to any action, be it legal or otherwise by Lessor on this lease.
     28. LESSOR TO HAVE TITLE TO BUILDINGS AT TERMINATION. Upon the termination of this lease by forfeit or lapse of time or for any cause whatsoever (except for failure of Lessor’s title) Lessee will at once surrender the above described premises, together with all buildings and improvements thereon but excluding any trade fixtures, furniture, furnishings, leasehold improvements not permanently attached and other movable property, and all the buildings and improvements then standing upon said premises shall belong to Lessor, and no compensation shall be allowed or paid therefore. Lessee shall have thirty (30) days after termination to remove movable property as above set forth.
     29. REMOVAL OF TRACKAGE. Lessor will not object to removal or all or a portion of any railroad trackage serving the property whether on the leased premises, on adjacent public streets, or elsewhere.
     30.USE OF SINGULAR OR PLURAL, MASCULINE, FEMININE OR NEUTER GENDER. Any word herein importing the singular number shall as well include the plural, and any pronoun importing gender shall as well include the masculine, feminine or neuter gender.
     31. PURPOSE OF ARTICLE CAPTIONS. It is agreed that the article captions contained in this instrument are inserted merely for the purpose of convenience in reference, and that such article captions shall be in no way construed as forming part of this lease or in any way limiting or qualifying the provisions hereof.
     THUS DONE AND PASSED on the day, month and year hereinafter set forth, in the City of New Orleans, Louisiana, and in the City of Baton Rouge respectively in the presence of the undersigned competent

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witnesses residing in said Cities, and in the presence of the undersigned Notaries Public, after due reading of the whole.

WITNESSES:	COHN REALTY CO., INC.

/s/ Illegible	By:	/s/ Illegible

Dr. (Illegible) President

/s/ Illegible

/s/ Illegible

Illegible

/s/ Illegible		/s/ Illegible

Illegible

/s/ Illegible

Illegible

/s/ Illegible		/s/ Illegible

Illegible

/s/ Illegible

Illegible

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STATE OF LOUISIANA
PARISH OF ORLEANS
     BEFORE ME, the undersigned Notary Public, on this day personally come and appeared: Katusha M. Zeller, who, being by me duly sworn, stated under oath that she was one of the subscribing witnesses to the foregoing instrument and the same was signed by LESSOR, COHN REALTY CO., INC., by its President, Dr. Isidore Cohn, Jr. in her presence and in the presence of the subscribing witness.

/s/ Illegible

     SWORN TO AND SUBSCRIBED before me, Notary Public, on this 26th day of August, 1983, at New Orleans, Louisiana.

/s/ Illegible
Notary Public

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STATE OF LOUISIANA
PARISH OF EAST BATON ROUGE
     BEFORE ME, the undersigned Notary Public, on this day personally came and appeared: CAROLE P. CROSS, who, being by me duly sworn, stated under oath that she was one of the subscribing witnesses to the foregoing instrument and the same was signed by LESSOR, PAUL H. DUZ’, RICHARD J. DODSON, JOHN W. deGRAVELLES, DAVID W. ROBINSON and CHESTER J. CASKET, in her presence and in the presence of subscribing witness.

/s/ Illegible

     SWORN TO AND SUBSCRIBED before me, Notary Public, on this 29th day of August, 1983, at Baton Rouge, Louisiana.

/s/ Illegible
Notary Public

(Illegible)
(Illegible)

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